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                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-90756) and related Prospectus of Ventas, Inc., Ventas Realty, Limited Partnership, Ventas Capital Corporation and Ventas LP Realty, L.L.C. for the registration of up to an aggregate of $750,000,000 of debt securities, guarantees of debt securities, preferred stock, depositary shares, common stock and warrants and to the incorporation by reference therein of our reports, (a) dated February 8, 2002, with respect to the consolidated financial statements of Ventas, Inc. included in its Current Report on Form 8-K dated June 19, 2002, and (b) dated March 21, 2002 with respect to the December 31, 2001 financial statement schedule of Ventas, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, both filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP



Louisville, Kentucky
July 2, 2002